Exhibit (s)

STONE RIDGE TRUST V

POWER OF ATTORNEY

Each of the persons whose name appears below hereby severally constitutes and appoints each of Ross Stevens, Lauren Macioce and Anthony Zuco, and each of them singly, with full powers of substitution and resubstitution, his true and lawful attorney, with full power to sign for him, and in his name and in the capacities indicated below, any Registration Statement of Stone Ridge Trust V (“Trust V”) on Form N-2, any and all subsequent Post-Effective Amendments to such Registration Statement, any and all supplements or other instruments in connection therewith, any subsequent Registration Statements registering the offering of Stone Ridge Alternative Lending Risk Premium Fund’s common shares of beneficial interest which may be filed under the Securities Act of 1933, as amended (the “Securities Act”), any and all Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder, and Section 30(h) of the Investment Company Act of 1940, as amended (the “1940 Act”), any and all agreements, filings, documents, registrations, notices, and other instruments required or permitted to be filed pursuant to the Federal Securities Laws (as that term is defined in Rule 38a-1 under the 1940 Act), and the rules thereunder, the Commodities Exchange Act, as amended, and/or any rules or regulations passed or adopted by the National Futures Association (“NFA”), the Financial Industry Regulatory Authority (“FINRA”), and/or any other self-regulatory organization (each, an “SRO”) to whose authority Trust V is subject, and any and all agreements, filings, documents, registrations, notices, and other instruments required or permitted to be filed to comply with the statutes, rules, regulations or law of any state or jurisdiction, including those required to qualify to do business in any such state or jurisdiction (collectively, the “Securities and Commodities Laws”), and to file the same, with all exhibits thereto, and other agreements, documents and other instruments in connection therewith, with the appropriate regulatory body including, but not limited to, the Securities and Exchange Commission, the Commodity Futures Trading Commission, the NFA, FINRA, and any SRO, and/or the securities regulators or other agency or regulatory body of the appropriate states and territories, and generally to do all such things in his name and on his behalf in connection therewith as such attorney deems necessary or appropriate to comply with the Securities and Commodities Laws and all related requirements, granting unto such attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney lawfully could do or cause to be done by virtue hereof.

Each of the persons whose name appears below hereby acknowledges that the attorneys-in-fact, in serving in such capacity at his request, are not assuming, nor is Trust V assuming, any of his responsibilities to comply with the Securities and Commodities Laws. This Power of Attorney shall remain in full force and effect until revoked in a signed writing delivered to the attorneys-in-fact.

/s/ Jeffery Ekberg	April 17, 2018
Jeffery Ekberg	Date

/s/ Daniel Charney	April 17, 2018
Daniel Charney	Date

/s/ Ross Stevens	April 17, 2018
Ross Stevens	Date

/s/ Lauren Macioce	April 17, 2018
Lauren Macioce	Date

/s/ Anthony Zuco	April 17, 2018
Anthony Zuco	Date